Exhibit 10.4

AGREEMENT FOR CORPORATE DIRECTOR

Between

GALA GLOBAL, INC.

And

ALLISON HESS

This Agreement (“Agreement”) in entered and into effect as of 30th day of March, 2017, between Gala Global, Inc., a Nevada Corporation, having a principal address of 2780 S. Jones Blvd #3725, Las Vegas NV 89146 and its subsidiaries, affiliates, or corporate or other successors, if any (collectively, “Company”), and Allison Hess, an individual (“Director”).

RECITALS:

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its stockholders; and

WHEREAS, Director desires to serve on the Company’s Board of Directors for the period of time and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

AGREEMENT:

1. INCORPORATION OF RECITALS.

The recitals set forth above are hereby incorporated by this reference as though set forth in full herein, and the parties agree and acknowledge that said recitals are true and accurate.

2. PRINCIPAL PLACE OF BUSINESS.

Unless the Parties agree otherwise in writing, the principal place of business of the employment term shall be at 2780 S. Jones Blvd #3725, Las Vegas NV 89146

3. TERM

The term of this Agreement shall commence on the 30th day of MARCH 2017, and shall continue through MARCH 30th 2021 unless terminated in accordance with the provisions of this Agreement.

4. DUTIES

Director agrees to provide services to the Company as a member of the Board of Directors. Director shall, for so long as she remains a member of the Board of Directors to perform such duties consistent with her positions as a member of the Board of Directors such as;

a)	Meet with the Company upon written request, at dates and times mutually agreeable to Director and the Company, to discuss any matter involving the Company or its Subsidiaries, which involves or may involve issues of which Director has knowledge and cooperate in the review, defense or prosecution of such matters.
b)	Director acknowledges and agrees that the Company may rely upon Director’s expertise in product development, marketing or other business disciplines where Director has a deep understanding with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board of Directors.
c)	Director will notify the Company promptly if he is subpoenaed or otherwise served with legal process in any matter involving the Company or its subsidiaries. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or its Subsidiaries, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney.

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Director agrees that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them peculiar value to Company’s, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Director agrees that Company, in addition to any other rights or remedies the Company may have, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Company.

The employment relationship between the Parties shall be governed by the general employment policies and practices of Company, including but not limited to those relating to protecting confidential information and assignment of inventions, intellectual property and those pertaining to legal compliance and business ethics; provided, however, that when the terms of this Agreement differ from or conflict with Company’s general employment policies or practices, this Agreement shall control.

5. BOARD OF DIRECTORS STATUS OF DIRECTOR

Membership on the Board shall require adherence to board member conduct policies adopted by the board and enforced equally upon all directors.

6. COMPENSATION

a)	During the term of this Agreement, the Director will be paid an ANNUAL base of Executive Stock in the amount of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of Rule 144 Restricted Common Stock of the Company (OTC: GRNH);
b)	The Director shall be issued ONE PERCENT (1%) of the issue and outstanding equity stock in Company every Six (6) Months during the term of this Agreement;
c)	The certificates representing the Executive Stock Common Shares will bear the following legend;

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

d)	No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.
e)	The Company shall not be required (i) to transfer on its books any shares of Executive Stock which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement.

Commission

f)	During the term of this Agreement, Director will also be paid a Commission. Director will be paid a commission on the initial and any new business transactions Director introduces to the Company pursuant to the commission plan described in this paragraph.
g)	Commission Rate. Commissions shall be TEN PERCENT (10%) of the net fee received by Company from initial and new business introduced by Director.
h)	Earning of Commission. Director agrees that he has not earned any commission on any fee due from the new business transaction unless and until the fee is actually received by Company. Director also agrees that he has not earned any commission on any fee received from the client unless Director is actually acting under this Agreement at the time of the receipt of the fee by the Company. Director has no entitlement to any commission on any fee received from the new business transaction after the effective date of the termination of this Agreement.
i)	Payment of Net Commission. Any commission payment due Director in accordance with this commission plan (the ''net commission'') will be paid to him prior to the end of a the next regular quarter following the calculation, less appropriate withholdings and deductions. If this Agreement has terminated prior to the end of a quarter, the gross and net commission calculations, and the payment of net commission due, if any, will be made as soon as possible.

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7. TIME AND EFFORT REQUIRED.

During his employment, Director shall devote such time, interest, and effort to the performance of this Agreement as may be fairly and reasonably necessary.

8. CONFIDENTIALITY.

Ownership of Intangibles.

All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by Director, either alone or with others, during the term of Director’s employment, whether or not conceived or developed during Director’s working hours, and with respect to which the equipment, supplies, facilities, or trade secret information of Company was used, or that relate at the time of conception or reduction to practice of the invention to the business of Company or to Company’s actual or demonstrably anticipated research and development, or that result from any work performed by Director for Company, shall be the sole property of Company.

Director hereby agrees promptly to disclose to the Company any and all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, and know-how, whether or not patentable and whether or not reduced to practice, made or conceived by Director, either solely or in conjunction with others, during the period of Director’s employment with Company, which related to or result from the actual or demonstrably anticipated business, work, or research in development of Company, or which result, to any extent, from use of Company’s premises or property, or are suggested by any task assigned to Director or any work performed by Director for or on behalf of Company.

Director agrees that all intellectual properties, including but not limited to all ideas, concepts, themes, inventions, designs, improvements, and discoveries conceived, developed, or written by Director, either individually or jointly in collaboration with others, shall belong to and be the exclusive property of Company. Director agrees that all patent rights and copyrights applicable to any of the intellectual properties covered by this Agreement shall belong exclusively to Company, shall constitute works for hire, and shall be disclosed and assigned promptly by Director to Company.

Director further agrees to assist Company in obtaining patents on all inventions, designs, improvements, and discoveries that are patentable, or copyright registration on all works of creation that are copyrightable, and to execute all documents and do all things necessary to vest full and exclusive title in Company and protect against infringement by others.

Director agrees to submit any dispute about whether any intellectual property was conceived, developed, or written as a work for hire to review under Company’s policies and to resolve any disputes in accordance with the provisions of this Agreement.

All inventions conceived or developed by Director during the term of this contract shall remain the property of Director, provided, however, that as to all such inventions with respect to which the equipment, supplies, facilities, or trade secret information of Company was used, or that relate to the business of Company or to Company’s actual or demonstrably anticipated research and development, or that result from any work performed by Director for Company,.

9. PROPRIETARY INFORMATION OBLIGATIONS

During the term of employment under this Agreement, Director will have access to and become acquainted with Company’s confidential, proprietary, and trade secret information (collectively, “Proprietary Information”), including but not limited to information or plans concerning Company’s customer relationships; personnel; sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications.

Director shall not disclose any of Company’s Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as reasonably necessary in the course of his or her employment for Company or as authorized in writing by Company. Director acknowledges that the sale or unauthorized use or disclosure of any of Company’s Proprietary Information is unfair competition.

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Director agrees not to engage at any time in unfair competition with Company. All files, records, documents, computer-recorded or electronic information, drawings, specifications, equipment, and similar items relating to Company’s business, whether prepared by Director or otherwise coming into his or her possession, shall remain Company’s exclusive property and shall not be removed from Company’s premises under any circumstances whatsoever without Company’s prior written consent, except when (and only for the period) necessary to carry out Director’s duties hereunder, and if removed shall be immediately returned to Company on termination of employment, and no copies shall be kept by Director.

10. NON-INTERFERENCE

Director acknowledges that the only way to keep confidential information about Company’s customers, suppliers, and Directors to which Director has access confidential is for Director to agree that while employed by Company and for one year thereafter, Director will not (a) solicit or attempt to solicit, directly or indirectly, any Director, customer, or supplier of Company; or (b) take any other action that may cause any such Director, customer, or supplier to terminate or adversely alter his, her, or its relationship with Company.

11. DISCHARGE AND TERMINATION

The Company may, pursuant to the following procedure, discharge the Director for good cause, which shall mean any material breach of this Agreement or Company's suffering or incurring substantial damages, liability or costs on account of Director's willful misconduct or gross negligence. Upon the occurrence of what Company believes to be good cause, Company shall give Director written notice of the reason or cause for discharge ten (10) days prior to the proposed date of discharge, which shall be effective on such date.

This Agreement shall continue until Director's resignation, death or disability or other incapacity, or until, as determined by the Board of Directors in its good faith judgment, the Agreement should be terminated.

12. DISABILITIES OR DEATH

a)	This Agreement shall terminate upon the Director's total permanent disability, as defined herein, or death.

b)	In the event of the Director's total permanent disability, the compensation that would have otherwise been earned, pursuant to Paragraph 5 herein, will continue to be paid for at least two (2) months. For purposes of this Agreement, the phrase ''total permanent disability'' shall mean the inability of the Director substantially to perform her duties hereunder for a continuous period of more than four (4) months. Such disability shall be determined by the Director's attending physician, and if the Company disagrees with the determination of such physician, the Company shall have the right to employ physicians of its choosing to examine the Director and make an independent determination of whether or not the Director is, in fact, totally and permanently disabled.

c)	In the event of death of the Director, her estate will receive the pro rata portion (based on the fraction of the year elapsed prior to death) of any compensation, which would have been earned by him for the fiscal year in which death occurs.

13. INJUNCTIVE RELIEF

The Director expressly agrees and acknowledges that any breach or threatened breach by him will cause irreparable damage to the Company, for which monetary damages will be an inadequate remedy, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms.

Accordingly, to all of the Company's rights and remedies under this Agreement, including, but not limited to, the right to the recovery of monetary damages from the Director, the Company shall be entitled, and the Director hereby consents, to issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach by the Director. The Director's sole remedy in the event of any injunction or order shall be dissolution thereof, if warranted, upon duly held hearing in a court of competent jurisdiction. The Director hereby waives all claims for damages for wrongful issuance of any such injunction.

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14. NOTICES

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to his residence in the case of the Director and to its principal office in the case of the Company.

15. WAIVER

The waiver by the Company or the Director of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

16. GOVERNING LAW

Exclusively the laws of the Province of California and the federal laws of the U.S applicable shall govern the validity and interpretation of this Agreement therein.

17. SEVERABILITY

The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, but this Agreement shall be construed and enforced as if such invalid or unenforceable provision was omitted.

18. EFFECTIVE DATE

Notwithstanding the actual date of execution hereof, this Agreement shall be effective as of and from the Effective Date.

19. CAPTIONS AND PARAGRAPHS

Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

20. AMENDMENTS

No amendment, alteration, change, qualification or modification of this Agreement shall be valid unless it is in writing and signed by both Parties hereto and any such amendment, alteration, change, qualification or modification shall be adhered to and have the same effect as if they had been originally embodied in and formed a part of this Agreement.

21. FURTHER ASSURANCES

The Parties hereto, and each of them, covenant and agree that each of them shall and will, upon reasonable request of the other Party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

22. BINDING EFFECTS

The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

23. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

24. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought. The recitals in this Agreement are hereby incorporated herein, and each statement of fact therein about a party is hereby represented by such party to be true. The parties further acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms.

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THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first above written.

COMPANY:

Gala Global, Inc.

A Nevada Corporation,

By: /s/ Timothy Madden

Name: Timothy Madden

Title: Chief Executive Officer

DIRECTOR:

Romina Martinez

An Individual,

By: /s/ Allison Hess

Name: Allison Hess

Title: Corporate Director

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